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                       MANAGEMENT INFORMATION SYSTEMS AND

                        HUMAN RESOURCE SERVICES AGREEMENT

     This Management Information Systems and Human Resources Services Agreement (the "Agreement") is entered into as of September 30, 1993 by and between KOLL REAL ESTATE GROUP, INC., a Delaware corporation (the "Company"), and KOLL MANAGEMENT SERVICES, INC., a Delaware corporation ("KMS").

                                    RECITALS:

     A. The Company has agreed to purchase certain assets of The Koll Company, a California corporation ("TKC"), pursuant to that certain Asset Purchase Agreement dated as of September 30, 1993 between the Company and TKC (the "Purchase Agreement").

     B. It is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement that TKC or an Affiliate (as defined below), which has been identified as KMS, enter into this Agreement to provide certain management information systems and human resource services to the Company and its Affiliates as set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. SERVICES TO BE PROVIDED. During the term of this Agreement, KMS may provide to the Company and its Affiliates such management information systems and human resource services as may be reasonably requested by the Company or any Affiliate from time to time, including, without limitation, computer programming, data organization and retention, recordkeeping, payroll, and other related services (collectively, the "Contract Services"). Throughout the term hereof, the Contract Services provided to the Company or any Affiliate hereunder shall be at no less than the level and quality of similar services being provided to KMS for its own account from time to time.

     2. AMOUNT OF FEE AND PAYMENT TERMS. In consideration of the provision of the Contract Services, the Company and each Affiliate shall pay KMS fees (the "Contract Fees") as set forth in SCHEDULE A attached hereto, subject to such changes thereto as may be agreed from time to time.

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     3.   TERM.  This Agreement shall continue in effect until thirty (30) days after the date of delivery of notice by either party hereto to the other party of its intention to terminate all Contract Services hereunder.

     4. PRESERVATION AND TITLE TO STORED DATA. All data created by KMS after the date hereof pursuant to the Agreement and relating to the Company's or any Affiliate's business ("Company Data") stored on any media whatsoever shall be the sole and exclusive property of the Company or such Affiliate. All Company Data shall, at the expiration of the term of this Agreement, be delivered on computer disks, tapes or such other media as the Company or such Affiliate shall reasonably request to the location the Company or such Affiliate shall reasonably direct at KMS's expense. Back-up data files of the Company Data shall be produced and stored off-site, if and to the extent consistent with the practices of KMS with respect to its own information and data.

     5. CONFIDENTIALITY. Each party (including, without limitation, each Affiliate of the Company) shall treat as confidential all financial, accounting, personnel and other proprietary information of the other that may come into such party's possession during the course of and pursuant to the performance of this Agreement, and each party shall take adequate measures protecting the same to the same extent each party protects against disclosure or destruction of its own financial, accounting, personnel and other proprietary information. The parties shall communicate to their respective agents and employees the confidentiality requirements of this Agreement and take whatever measures may be reasonably necessary to protect and enforce such confidentiality.

     6. NO PARTNERSHIP. The parties agree that nothing contained in this Agreement shall be construed as creating any relationship of principal and agent or any partnership or joint venture between the parties. Neither party shall take any action or make any implied or express representation to any third party that such party is an agent or partner of the other, or otherwise purport to bind or commit the other to any third party in any way.

     7.   MISCELLANEOUS.

          (a) ASSIGNABILITY. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective Affiliates, successors and permitted assigns. No party to this Agreement shall have the right to assign its rights and obligations hereunder in whole or in part to any person or party other than an Affiliate of such party without the express prior written consent of the other.

          (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings relating to the subject matter hereof.

          (c) HEADINGS. The headings of the Articles and Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

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          (d)  SEVERABILITY.  The provisions of this Agreement are severable.
     The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions with provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

          (e) MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by each of the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be effective unless in writing and duly executed by the waiving party. No waiver shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          (f) ATTORNEYS' FEES. In any judicial action or proceeding or any arbitration proceeding between the parties to enforce any of the provisions of this Agreement, to seek damages on account of the breach hereof, to seek injunctive relief to prevent the breach hereof, to seek a judicial determination of the rights or obligations of any party hereto, or in any judicial action or proceeding or any arbitration proceeding between the parties in which this Agreement is raised as a defense, regardless of whether the action or proceeding is prosecuted to judgment, and in addition to any other remedy, the unsuccessful party shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred by the successful party.

          (g) NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to be duly given on the date of delivery if delivered personally and on the date of receipt or refusal indicated on the return receipt if mailed by first class mail, certified or registered, postage prepaid, return receipt requested, and in each case addressed as follows:

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          If to KMS:                    Koll Management Services, Inc.
                                        4343 Von Karman Avenue
                                        Newport Beach, California 92660
                                        Attention:  President

          With a copy to                Allen, Matkins, Leck, Gamble & Mallory
          (which shall not              18400 Von Karman Avenue, 4th Floor
          constitute notice):           Irvine, California 92715
                                        Attention:  Thomas C. Foster, Esq.

          If to the Company             Koll Real Estate Group, Inc.
          or any Affiliate:             4343 Von Karman Avenue
                                        Newport Beach, California 92660
                                        Attention:  Raymond J. Pacini,
                                        Chief Financial Officer

          With a copy to                Brobeck, Phleger & Harrison
          (which shall not              4675 MacArthur Court, Suite 1000
          constitute notice):           Newport Beach, California 92660
                                        Attention:  Gregory W. Preston, Esq.

     or to such other place and with such other copies as any party may designate as to itself by written notice to the others in accordance with the provisions of this Section 7(g).

          (h) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to conflicts of laws principles.

          (i) DEFINITION OF AFFILIATE. For purposes of this Agreement, "AFFILIATE" shall mean any person, corporation, partnership or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified entity or person. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the outstanding voting securities or interests of such person or entity.

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                [SIGNATURE PAGE TO MANAGEMENT INFORMATION SYSTEMS
                     AND HUMAN RESOURCE SERVICES AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

          "COMPANY"                     KOLL REAL ESTATE GROUP, INC., a Delaware
                                        corporation

                                        By: /s/
                                            -----------------------------------
                                            Raymond J. Pacini
                                            Chief Financial Officer

          "KMS"                         KOLL MANAGEMENT SERVICES, INC., a
                                        Delaware corporation

                                        By:  /s/
                                            -----------------------------------
                                            William S. Rothe
                                            President

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                         SUPPORT AGREEMENT CERTIFICATION

I hereby certify that the terms set forth in the Support Agreements between Koll Management Services and Koll Real Estate Group, Inc. and its affiliates, are no less favorable than the terms charged for similar services provided to affiliated Koll Companies, including The Koll Company, Koll Construction Company, and Koll International.


                                        /s/
                                        ---------------------------------------
                                        Raymond E. Wirta, President


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                       MANAGEMENT INFORMATION SYSTEMS AND

                        HUMAN RESOURCE SERVICES AGREEMENT

                                SCHEDULE OF FEES

HUMAN RESOURCE SERVICES

$125 per month for each KREG employee.

MANAGEMENT INFORMATION SERVICES

$2,000 per month for the use and utilization of the AS 400 Operating System, plus $100 per hour for special use programming or systems modification assistance specific to KREG.